UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2009

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 304-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset-Based Revolving Credit Facility

On October 1, 2009, Stream Global Services, Inc. (the “Company”), Stream Holdings Corporation (“SHC”), Stream International, Inc., Stream New York, Inc., eTelecare Global Solutions-US, Inc., eTelecare Global Solutions-AZ, Inc. and Stream International Europe B.V. (collectively, the “U.S. Borrowers”), and SGS Netherland Investment Corporation B.V., Stream International Service Europe B.V., and Stream International Canada Inc., (collectively, the “Foreign Borrowers” and together with the U.S. Borrowers, the “Borrowers”), entered into a credit agreement, dated as of October 1, 2009 (the “Credit Agreement”), with Wells Fargo Foothill, LLC, as agent and co-arranger, Goldman Sachs Lending Partners LLC, as co-arranger, and each of the lenders party thereto, as lenders, providing for revolving credit financing (the “ABL Facility”) of up to $100.0 million, including a $20.0 million sub-limit for letters of credit, in each case, with certain further sub-limits for certain Foreign Borrowers. The ABL Facility has a maturity of four years. The description of the Credit Agreement contained in this report is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company and its subsidiaries that are party to the Credit Agreement are borrowers and/or guarantors under the ABL Facility. Subject to specified exceptions, newly-created or acquired direct and indirect subsidiaries of the Company will be required to become guarantors under the Credit Agreement. In addition, certain other existing foreign subsidiaries of the Company may become Foreign Borrowers under the Credit Agreement.

The U.S. Borrowers’ ability to borrow under the ABL Facility is limited to a U.S. borrowing base equal to 85% of eligible accounts receivable, net of dilution and certain other reserves, plus the lower of: (1) 70% of eligible unbilled U.S. accounts receivable net of dilution reserves, and (2) with respect to each U.S. Borrower, 85% of eligible accounts receivable net of dilution and certain other reserves for such U.S. Borrower, in each case, subject to other conditions, limitations and reserve requirements.

The Foreign Borrowers’ ability to borrow under the ABL Facility is limited to a foreign borrowing base equal to 85% of eligible foreign accounts receivable, net of dilution reserves, plus the lower of: (1) 70% of eligible unbilled foreign accounts receivable, net of dilution reserves, and (2) with respect to each Foreign Borrower, 85% of eligible foreign accounts receivable net of dilution reserves for such Foreign Borrower, in each case, subject to other conditions, limitations, reserve requirements and sublimits with regard to certain Foreign Borrowers.

The U.S. Borrowers are jointly and severally liable for all obligations of the U.S. Borrowers (the “U.S. Obligations”) under the ABL Facility and under certain hedging arrangements and bank product and cash management services provided by the ABL Facility lenders or their affiliates to the Company and its subsidiaries, and such obligations will be guaranteed by certain direct and indirect U.S. subsidiaries of the Company that are not Borrowers under the Credit Agreement (the “U.S. Guarantors”), and such U.S. Obligations and guarantees will be secured by substantially all of the assets of the U.S. Borrowers and the U.S. Guarantors, in each case, subject to specified exceptions. All obligations of the Foreign Borrowers under the ABL Facility (the “Foreign Obligations”), and the guarantees of those obligations, will be secured, subject to certain exceptions, by substantially all of the assets of the U.S. Borrowers, Foreign Borrowers, U.S. Guarantors and foreign subsidiaries of the Company (in such capacity the “Foreign Guarantors” and together with the U.S. Guarantors, collectively, the “Guarantors”). Such U.S. Obligations and Foreign Obligations will be secured by:

•

senior liens on the following assets of the U.S. Borrowers and U.S. Guarantors, (hereinafter referred to as “Primary ABL Collateral”) and of the Foreign Borrowers and Foreign Guarantors (hereinafter referred to as the “ABL Foreign Collateral”): their accounts receivable, specified payment intangibles, inventory, deposit accounts, commodity accounts, securities accounts, lock-boxes, instruments, chattel paper, cash and cash equivalents, general intangibles related to any of the foregoing and proceeds and products of the foregoing and certain assets related thereto, subject to specified exceptions; and

•

junior liens on the following assets of the Borrowers and Guarantors (hereinafter referred to as the “Primary Notes Collateral”), which are subject to senior liens in favor of holders of the Notes (as defined below): substantially all of their tangible and intangible assets, other than Primary ABL Collateral and ABL Foreign Collateral and certain specified excluded assets.

Interest accrues on outstanding borrowings under the ABL Facility at a rate of either LIBOR (as defined in the Credit Agreement) plus an applicable margin per annum or a Base Rate (as defined in the Credit Agreement) plus an applicable margin per annum, at the option of the Borrowers. The initial applicable margin will be 3.75% with respect to LIBOR borrowings and 2.75% with respect to Base Rate borrowings. These interest rate margins are subject to adjustment after January 1, 2010 based on borrowing base availability. Letters of credit issued and outstanding under the ABL Facility accrue fees at a per annum rate equal to the LIBOR margin described above minus 0.50% plus a per annum fronting fee to the issuing bank on the face amount thereof, in addition to the issuing bank’s customary fees and charges in connection with the issuance, amendment, negotiation, payment, processing, transfer and administration of such letters of credit. Borrowers shall pay to the lenders under the ABL Facility an unused line fee of either 0.75% per annum if the average daily balance of the revolver usage is less than $50 million or 0.50% if such balance is greater than or equal to $50 million, which fee shall accrue on an amount equal to (1) the aggregate lending commitments under the ABL Facility less (2) the average daily amount of the outstanding borrowings plus the face amount of any outstanding letters of credit under the ABL Facility.

The Credit Agreement contains a springing covenant (activated during any period in which excess borrowing availability drops below a specified threshold) to maintain a minimum fixed charge coverage ratio, defined as the ratio of (1) EBITDA (as defined in the Credit Agreement), minus capital expenditures made or incurred during a particular period, to (2) cash interest expense net of interest income, plus scheduled principal payments of debt made in cash, plus cash dividends and other cash distributions, plus all federal state and local income taxes accrued during such period. In addition, the Credit Agreement contains customary affirmative and negative covenants, including covenants that restrict the ability of Borrowers and Guarantors, and each subsidiary of the foregoing to, among other things:

•	incur additional indebtedness;

•	prepay, redeem or retire its indebtedness (other than indebtedness under the ABL Facility);

•	make investments, loans, advances and acquisitions;

•	engage in certain transactions with its affiliates;

•	sell assets, including assets of its subsidiaries;

•	consolidate or merge or engage in certain other fundamental changes;

•	create liens;

•	make certain capital expenditures;

•	create subsidiaries; and

•	change the business conducted by it and its subsidiaries.

These covenants are subject to a number of important limitations and exceptions as described in the Credit Agreement.

The Credit Agreement contains customary events of default, including, but not limited to, cross defaults to specified other debt of the Company and its subsidiaries and specified change of control events. If an event of default occurs and is continuing under the Credit Agreement, the lenders may, among other things, terminate their commitments and require immediate repayment of all amounts owed by the borrowers and the guarantors under the ABL Facility.

Senior Secured Notes

On October 1, 2009, the Company issued $200 million aggregate principal amount of 11.25% Senior Secured Notes due 2014 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of October 1, 2009 (the “Indenture”), among the Company, certain subsidiaries of the Company (the “Note Guarantors”) and Wells Fargo Bank, National Association, as trustee. The Notes were issued by the Company at an initial offering price of 95.454% of the principal amount. The description of the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The Notes mature on October 1, 2014. The Notes bear interest at a rate of 11.25% per annum. Interest on the Notes is computed on the basis of a 360-day year composed of twelve 30-day months and is payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2010.

The obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by certain of the Company’s direct and indirect subsidiaries and will be so guaranteed by any future domestic subsidiaries of the Company, subject to certain exceptions.

The Notes and the Note Guarantors’ guarantees of the Notes are secured by senior liens on the Company’s and the Guarantors’ Primary Notes Collateral and by junior liens on the Company’s and the Guarantors’ Primary ABL Collateral.

On or after October 1, 2012, the Company may redeem all or a part of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and special interest, if any, to the applicable redemption date. In addition, at any time prior to October 1, 2012, the Company may, on one or more than one occasion, redeem some or all of the Notes at any time at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest and special interest, if any, to, the applicable redemption date. At any time prior to October 1, 2012, the Company may also redeem up to 35% of the aggregate principal amount of Notes, using the proceeds of certain qualified equity offerings, at a redemption price of 111.25% of the principal amount thereof and may, not more than once in any 12-month period, redeem up to 10% of the original aggregate principal amount of the Notes at a redemption price of 103% of the principal amount thereof, in each case, plus accrued and unpaid interest and special interest, if any, to the applicable redemption date.

If the Company experiences specified change of control events, the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date.

If the Company or its subsidiaries sell assets under specified circumstances, the Company must offer to repurchase the Notes at a repurchase price equal to 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	create liens;

•	pay dividends, make investments or make other restricted payments;

•	sell assets;

•	permit consensual encumbrances or restrictions on the Company’s restricted subsidiaries’ ability to pay dividends or make certain other payments to the Company;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s or its restricted subsidiary’s assets;

•	enter into transactions with affiliates; and

•	designate subsidiaries as unrestricted.

These covenants are subject to a number of important limitations and exceptions set forth in the Indenture.

The Indenture provides for customary events of default, including, but not limited to, cross defaults to specified other debt of the Company and its subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, provided that, if any debt is outstanding under the ABL Facility, such acceleration of the Notes will not be effective until the earlier of the acceleration of debt under the ABL Facility or five business days after receipt by the Company and the administrative agent under the ABL Facility of notice of such acceleration.

The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the Notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the issuance of the Notes, the Company and the Note Guarantors entered into an exchange and registration rights agreement, dated October 1, 2009, with the initial purchasers of the Notes. The description of the exchange and registration rights agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the exchange and registration rights agreement, a copy of which is filed herewith as Exhibit 4.2 and is incorporated herein by reference. Under the terms of the exchange and registration rights agreement, the Company and the Note Guarantors are required to file an exchange offer registration statement within 180 days following the issuance of the Notes enabling holders to exchange the Notes for registered notes with terms substantially identical to the terms of the Notes; to use commercially reasonable efforts to have the exchange offer registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on or prior to 270 days after the closing of the note offering (the “Registration Deadline”); and, unless the exchange offer would not be permitted by applicable law or SEC policy, to complete the exchange offer within 30 business days after the Registration Deadline. Under specified circumstances, including if the exchange offer would not be permitted by applicable law or SEC policy, the exchange and registration rights agreement provides that the Company and the Note Guarantors shall file a shelf registration statement for the resale of the Notes. If the Company and the Note Guarantors default on their registration obligations under the exchange and registration rights agreement, additional interest (referred to as special interest), up to a maximum amount of 1.0% per annum, will be payable on the Notes until all such registration defaults are cured.

Collateral and Security Documents

On October 1, 2009, the Company and the Guarantors entered into various collateral and security documents, including security agreements relating to certain domestic collateral and security documents relating to collateral located in the United Kingdom, Canada and the Netherlands, granting security interests in the Primary ABL Collateral to Wells Fargo Foothill, LLC, as agent for the secured parties under the ABL Facility and for the bank product providers, and into various collateral and security documents, including a security agreement relating to certain domestic collateral, granting security interests in the Primary Notes Collateral to Wilmington Trust FSB, as collateral trustee for the benefit of, among others, holders of the Notes. A copy of the ABL Security Agreement between the Company and/or various guarantors and Wells Fargo Foothill, LLC, as agent, is attached as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Notes Security Agreement among the Company and/or various guarantors and Wilmington Trust FSB, as collateral trustee, is attached as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company and the Guarantors entered into a collateral trust agreement, dated as of October 1, 2009, with Wells Fargo Bank National Association, as trustee under the Indenture, the other Secured Debt Representatives from time to time party thereto and Wilmington Trust FSB as collateral trustee, which sets forth the terms on which the collateral trustee receives, holds, administers, maintains, enforces and distributes the proceeds of all of its liens on the Primary ABL Collateral and the Primary Notes Collateral for the benefit of all present and future holders of Priority Lien Obligations (as defined in the Indenture and including obligations under the Notes) and all future holders of Subordinated Lien Obligations (as defined in the Indenture). A copy of the collateral trust agreement is attached as Exhibit 4.5 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 1, 2009, the Company, the Guarantors, Wilmington Trust FSB, as collateral trustee, and Wells Fargo Foothill, LLC, as agent for the ABL secured parties referred to therein, entered into a lien subordination and intercreditor agreement, referred to as the intercreditor agreement, that governs the relationship among the current and future holders of Priority Lien Obligations (as defined in the intercreditor agreement), including the holders of the Notes, the current and future holders of Subordinated Lien Obligations (as defined in the intercreditor agreement) and the current and future holders of ABL Debt Obligations (as defined in the intercreditor agreement), including the lenders under the ABL Facility, with respect to, among other things, the Primary ABL Collateral and the Primary Notes Collateral. A copy of the intercreditor agreement is attached as Exhibit 4.6 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the security agreements, the collateral trust agreement and the intercreditor agreement is qualified in its entirety by reference to the complete text of such documents.

On October 1, 2009, the Company used approximately $85 million of net proceeds from the issuance of the Notes to repay all amounts outstanding under the Fifth Amended and Restated Revolving Credit, Term Loan and Security Agreement with PNC Bank, National Association, as lender and as agent, Steel City Capital Funding, LLC, as term B lender and as term B agent, PNC Capital Markets LLC, as lead arranger, SHC, as borrowing agent, Stream Florida, Inc.,

Stream International, Inc., Stream New York, Inc., and Stream International Canada Inc., Stream International Europe B.V., as domestic borrowers thereunder, Stream International Service Europe B.V., Stream International (N.I.) Limited, and Stream International GmbH, as foreign borrowers thereunder, and the Company and SHC, as guarantors (the “First Lien Credit Agreement”), and approximately $16 million to pay fees, expenses and other costs relating to the combination with eTelecare Global Solutions Inc. (“eTelecare”), which is described in Item 2.01 below, the ABL Facility and the issuance of the Notes. The First Lien Credit Agreement was terminated in connection with the repayment of all amounts outstanding thereunder. The Company also repaid approximately $126 million of indebtedness of eTelecare with net proceeds from the issuance of the Notes.

Certain of the initial purchasers of the Notes and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company and its subsidiaries, for which they have received or will receive customary fees and expenses. In particular, certain of the initial purchasers acted as agents and lenders under the First Lien Credit Agreement, obligations under which were repaid with proceeds from the issuance of the Notes. Affiliates of the initial purchasers of the Notes are lenders under the ABL Facility, and affiliates of certain of the initial purchasers are acting as agents under the ABL Facility, for which services they have received and will receive customary fees and expenses.

Restated Stockholders Agreement

On October 1, 2009, in connection with the consummation of the Company’s acquisition of EGS Corp. (“EGS”), as described in Item 2.01 below, the Company entered into a stockholders agreement by and among the Company, EGS Dutchco B.V. (“Dutchco”), NewBridge International Investment Ltd. (“NewBridge”), Ares Corporate Opportunities Fund II, L.P. (“Ares”), Trillium Capital LLC and R. Scott Murray (the “Restated Stockholders Agreement”), that amends and restates in its entirety the stockholders agreement dated as of August 14, 2009 between the parties. The Restated Stockholders Agreement amends the previous stockholders agreement by providing, among other things, for the enlargement of the Company’s board of directors to 11 members and the designation of an additional director. The foregoing description is qualified in its entirety by the complete text of the Restated Stockholders Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 1, 2009, the Company consummated the acquisition of EGS, the parent company of eTelecare, pursuant to the Share Exchange Agreement (the “Exchange Agreement”) dated August 14, 2009, by and among the Company, EGS, Dutchco and NewBridge. Pursuant to the terms of the Exchange Agreement, in consideration for the transfer to the Company by Dutchco and NewBridge of all of the capital stock of EGS owned by Dutchco and NewBridge and the contribution to the Company from NewBridge of the rights with respect to $35,840,988 in principal under a bridge loan of EGS, the Company issued and delivered to Dutchco and NewBridge an aggregate of 23,851,561 shares of common stock of the Company and an aggregate of 9,800,000 shares of non-voting common stock of the Company. The material terms of the Exchange Agreement are described in, and a copy of the Exchange Agreement is attached as Exhibit 2.1 to, the Company’s Current Report on Form 8-K, filed with the SEC on August 20, 2009, and is incorporated herein by reference. The acquisition and the transactions relating to the Exchange Agreement were approved by written consent of the Company’s stockholders on August 14, 2009.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the closing of the transactions contemplated by the Exchange Agreement, on October 1, 2009, NewBridge transferred all of the shares of EGS that it owned and the outstanding principal under a bridge loan of EGS that it held to the Company in exchange for 5,880,000 shares of non-voting common stock of the Company, par value $.001 per share (the “Non-Voting Common Stock”), and 14,310,937 shares of common stock of the Company, par value $.001 per share (the “Common Stock”), which collectively represent (on an as-converted to Common Stock basis) approximately 25.5% of the Company’s outstanding capital stock, and a cash payment by the Company of $5,994. Pursuant to the Exchange Agreement, on October 1, 2009,

Dutchco transferred all of the shares of EGS that it owned to the Company in exchange for 3,920,000 shares of Non-Voting Common Stock and 9,540,624 shares of Common Stock, which collectively represent (on an as-converted to Common Stock basis) approximately 17% of the Company’s outstanding capital stock, and a cash payment by the Company of $3,996. The foregoing description is qualified in its entirety by the complete text of the Exchange Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2009, and is incorporated herein by reference.

In connection with the closing of the transactions contemplated by the Exchange Agreement and pursuant to a letter agreement (the “Letter Agreement”) dated August 14, 2009 between the Company and Ares, on October 1, 2009, the Company issued to Ares 1,000,000 shares of Common Stock in exchange for, among other things, the surrender to the Company for cancellation of a warrant to purchase 7,500,000 shares of Common Stock. The foregoing description is qualified in its entirety by the complete text of the Letter Agreement, which was attached as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2009, and is incorporated herein by reference.

The Company issued the shares of Non-Voting Common Stock and Common Stock identified above to NewBridge, Dutchco and Ares in reliance on the exemption from the registration provisions under Section 4(2) of the Securities Act and Rule 506 thereunder with respect to sales by an issuer not involving any public offering. Each of NewBridge and Dutchco has represented to the Company in the Exchange Agreement, and Ares has represented to the Company in the Letter Agreement, that it was acquiring the Non-Voting Common Stock and Common Stock, as applicable, for investment, that it could bear the risks of the investment and that it had received from the Company and the Company’s management all of the information that it considered appropriate to evaluate whether to acquire the Non-Voting Common Stock and Common Stock, as applicable.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the share exchange contemplated by the Exchange Agreement, the Company amended its certificate of incorporation on September 29, 2009 and on October 1, 2009. The material terms of these amendments are described in the Definitive Information Statement on Form 14C filed with the SEC on September 4, 2009 in the section titled “THE SHARE EXCHANGE – Charter Amendments and By-law Amendments.” The complete text of the amendments, which are set forth in the certificates of amendment attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date that an initial report on Form 8-K relating to the consummation of the transactions contemplated by the Exchange Agreement must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date that an initial report on Form 8-K relating to the consummation of the transactions contemplated by the Exchange Agreement must be filed.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: October 5, 2009	By:	/S/ R. SCOTT MURRAY
	Name:	R. Scott Murray
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

3.1	Certificate of Amendment of Certificate of Incorporation of Stream Global Services, Inc., filed with the Secretary of State of the State of Delaware on September 29, 2009.

3.2	Certificate of Amendment of Certificate of Incorporation of Stream Global Services, Inc., filed with the Secretary of State of the State of Delaware on October 1, 2009.

4.1	Indenture, dated as of October 1, 2009, by and among Stream Global Services, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee, governing the 11.25% Senior Secured Notes due 2014.

4.2	Exchange and Registration Rights Agreement, dated as of October 1, 2009, by and among Stream Global Services, Inc., the Guarantors listed on the signature pages thereto and the Purchasers named therein.

4.3	Security Agreement, dated as of October 1, 2009, by and among Stream Global Services, Inc., the other Grantors listed on the signature pages thereto and Wells Fargo Foothill, LLC, as Agent for the Lender Group and the Bank Product Providers.

4.4	Security Agreement, dated as of October 1, 2009, by and among Stream Global Services, Inc., the other Grantors listed on the signature pages thereto and Wilmington Trust FSB, as Collateral Trustee.

4.5	Collateral Trust Agreement, dated as of October 1, 2009, by and among Stream Global Services, Inc., the Guarantors from time to time party thereto, Wells Fargo Bank, National Association, as Trustee, the other Secured Debt Representatives from time to time party thereto and Wilmington Trust FSB, as Collateral Trustee.

4.6	Lien Subordination and Intercreditor Agreement, dated as of October 1, 2009, by and among Stream Global Services, Inc., the subsidiaries of Stream Global Services, Inc. listed on the signature pages thereto, Wells Fargo Foothill, LLC, as ABL agent, and Wilmington Trust FSB, as Noteholder Collateral Trustee.

10.1	Credit Agreement, dated as of October 1, 2009, by and among Wells Fargo Foothill, LLC, as Agent and co-arranger, Goldman Sachs Lending Partners LLC, as co-arranger, and each of the other Lenders party thereto, Stream Global Services, Inc. and Stream Global Services, Inc.’s Subsidiaries identified therein.

10.2	Stockholders Agreement, dated as of October 1, 2009, by and among Stream Global Services, Inc., Ares Corporate Opportunities Fund II, L.P., EGS Dutchco B.V., NewBridge International Investment Ltd., R. Scott Murray and Trillium Capital LLC.